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Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Formation
CorAmerica Realty Financing Company, L.L.C.	Delaware
SPT CA Fundings, LLC	Delaware
SPT Operations, LLC	Delaware
SPT Real Estate Sub I, LLC	Delaware
SPT Real Estate Sub II, LLC	Delaware
SPT TALF Sub I, LLC	Delaware
SPT TALF Sub II, L.L.C.	Delaware
SPT-HII-VIII CA Fundings, L.L.C.	Delaware
SPT-HII-VIII Partners, L.L.C.	Delaware
SPT-HII-VIII Partners II, L.L.C.	Delaware
SPT-HII-VIII-TALF, L.L.C.	Delaware
SPT-VIII Partners, L.L.C.	Delaware
SPT-VIII CA Fundings, L.L.C.	Delaware
SPT-VIII-TALF, L.L.C.	Delaware
Starwood Mortgage WD, L.L.C.	Delaware
Starwood Property Mortgage BC, L.L.C	Delaware
Starwood Property Mortgage Holdings I, L.L.C	Delaware
Starwood Property Mortgage Sub-1, L.L.C.	Delaware
Starwood Property Mortgage Sub-2, L.L.C.	Delaware
Starwood Property Mortgage Sub-3, L.L.C.	Delaware
Starwood Property Mortgage Sub. 3-A, L.L.C.	Delaware
Starwood Property Mortgage, L.L.C.	Delaware
88th Street Partners L.L.C.	Delaware

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  Exhibit 21.1
Subsidiaries of the Registrant